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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): June 19, 2002


                      UNITED PAN-EUROPE COMMUNICATIONS N.V.
               (Exact Name of Registrant as Specified in Charter)


        THE NETHERLANDS                   000-25365             98-0191997
(State or other jurisdiction of    (Commission File Number)    (IRS Employer
        incorporation)                                        Identification #)


             BOEING AVENUE 53, 1119PE SCHIPOL RIJK, THE NETHERLANDS
                     (Address of Principal Executive Office)


                                (31) 20 778 9840
              (Registrant's telephone number, including area code)
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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On June 19, 2002, the Supervisory Board of United Pan-Europe Communications N.V. ("UPC") determined not to re-engage Arthur Andersen, as its independent auditor. This determination was based upon the recommendation of UPC's Audit Committee. Arthur Andersen's affiliate, Arthur Andersen LLP, was also the independent auditor of UnitedGlobalCom, Inc. ("United"), which owns approximately 52% of UPC's outstanding ordinary shares.

         Except as noted in the following sentence, during the two most recent fiscal years of UPC ended December 31, 2001, and the subsequent interim periods, there were no disagreements between UPC and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports. In connection with UPC's Annual Report on Form 10-K for the year ended December 31, 2001, UPC and Arthur Andersen disagreed on the appropriate application of accounting principles generally accepted in the United States to the valuation of certain features embedded in some of UPC's cross currency and interest rate derivative contracts. The Audit Committees of both UPC and United discussed the matter with Arthur Andersen. This disagreement was resolved following discussions among United and UPC personnel, Arthur Andersen and the Office of the Chief Accountant of the Securities and Exchange Commission. UPC has authorized Arthur Andersen to respond fully to any inquiry regarding this disagreement that a successor independent auditor of UPC may have.

         None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of UPC ended December 31, 2001.

         Except as noted in the following sentence, the audit reports of Arthur Andersen on the consolidated financial statements of UPC as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In its audit report dated April 12, 2002, Arthur Andersen included the following statement:

                  The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

         A letter from Arthur Andersen, pursuant to item 304(a)(3) of Regulation S-K, is attached hereto as Exhibit 16.1.
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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

                  Exhibit Number    Description
                  --------------    -----------

                       16.1         Letter of Arthur Andersen regarding change
                                    in certifying accountant
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 UNITED PAN-EUROPE COMMUNICATIONS N.V.




Dated:  June 21, 2002            By: /s/ ANTON A. M. TUIJTEN
                                    -------------------------------------
                                      Anton A. M. Tuijten
                                      Senior Vice President & General Counsel